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                                                                    Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation of our report dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997 of Portsmouth Bank Shares, Inc. and Subsidiary for the year ended December 31, 1996, that was previously included in the Annual Report, and incorporated in the Current Report on Form 8-K of CFX Corporation dated as of December 12, 1997.


                                        /s/ Shatswell, MacLeod & Company, P.C.
                                        SHATSWELL, MacLEOD & COMPANY, P.C.




West Peabody, Massachusetts
December 11, 1997